Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment Number 2 to the Registration Statement on Form S-1 of Bank of Florida Corporation (the “Company”), dated May 19, 2010, of our reports appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PORTER KEADLE MOORE, LLP

May 19, 2010

Atlanta, Georgia